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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                             RADVIEW SOFTWARE LTD.
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            (Exact Name of Registrant as Specified in Its Charter)

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
                  Israel                                                     Not Applicable
           -----------------------                                          ----------------
           (State or other Jurisdicton                                        (IRS Employer
        of Incorporation or Organization)                                   Identification No.)

      7 New England Executive Park
        Burlington, Massachusetts                                                01803
  ---------------------------------------                                      ----------
  (Address of Principal Executive Offices)                                     (Zip Code)

If this form relates to the registration of a class             If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the                  of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to                       Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                     General Instruction A.(d), please check the
following box.  /  /                                            following box.  /X/


Securities Act registration statement file number to which this form relates:      333-41526
                                                                                ---------------
                                                                                (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                                        Name of Each Exchange on Which
            to be so Registered                                        Each Class is to be Registered
            -------------------                                        -------------------------------
                  None                                                              None

Securities to be registered pursuant to Section 12(g) of the Act:

                           Ordinary Shares, .01 New Israeli Shekels nominal value
                           ------------------------------------------------------
                                              (Title of Class)

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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     We incorporate by reference the description of our ordinary shares, .01 New Israeli Shekels nominal value per share, appearing under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" in our Registration Statement on Form F-1, including any amendments thereto (File No. 333-41526).

Item 2. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

     3.1*     Memorandum of Association of Registrant.

     3.2*     Articles of Association of Registrant.

     3.3* Form of Articles of Association of Registrant (proposed to be adopted effective upon this offering)

     4.1*     Form of Ordinary Share Certificate.

     4.2*     Investor Rights Agreement

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*   Incorporated by reference to Exhibits of the same number to our
Registration Statement on Form F-1, including any amendments thereto (File No. 333-41526).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              RADVIEW SOFTWARE LTD.


Date: July 25, 2000                           By: /s/ Ilan Kinreich
                                                  -----------------------------
                                                  Ilan Kinreich
                                                  Chief Executive Officer and
                                                  President
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